                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Shareholders
Donaldson, Lufkin & Jenrette, Inc.:


We consent to the use of our report on DLJdirect included herein and to the reference to our firm under the heading "Experts" in the registration statement.




/s/ KPMG LLP
New York, New York

May 20, 1999